Exhibit 10(ddd)


[FOUR STAR GROUP LOGO]        Four Star Group         646-872-7882
                              495 Broadway Street
                              New York, NY 10038
                              www.fourstargroup.com   elrapp@frontiernet.net


   ==========================================================================


                            MARKETING REPRESENTATION
                                    AGREEMENT

       -----------------------------------------------------------------

                            [SIGA TECHNOLOGIES LOGO]

       -----------------------------------------------------------------


                           APPLIED BACTERIAL GENOMICS

                    SIGA Technologies is applying bacterial
                    genomics in the design and development
                    of novel products for the prevention and treatment of serious infectious diseases.

       -----------------------------------------------------------------



                          FOR: SIGA TECHNOLOGIES, INC.

                               420 Lexington Ave.

                               New York, NY 10170

                A DIVISION OF EXECUTIVE INTELLIGENCE NETWORK LLC.

---------------------------------------------------------------------------
1.  FOUR STAR GROUP
---------------------------------------------------------------------------
---------------------------------------------------------------------------

        The bridge between the commercial and government sectors

      Marketing professionals specializing in technology, security and intelligence.

---------------------------------------------------------------------------
The Mission
---------------------------------------------------------------------------
            o Provide clients with a cost effective entrance into and means of doing business with the US Government marketplace.

            o Help clients better understand the Government Programming & Budgeting System and the Government Acquisition Cycle.

            o     Represent clients with honesty and integrity.

            o Provide clients with the tools and personnel necessary for success in entering and understanding the Governmental marketplace.

---------------------------------------------------------------------------
The Group
---------------------------------------------------------------------------
Four Star Group (FSG)

            Is a marketing consulting firm that bridges the gap between the commercial and government sectors. With unparalleled knowledge of the technology, security and intelligence industries, FSG's network of corporate leaders and military experts identifies and marries public sector business opportunities with cutting edge technologies developed in the private sector. By serving as the liaison between these two disparate worlds, FSG develops unique solutions that effectively address the nation's most critical information and security needs.

            Four Star Group, a division of Executive Intelligence Network LLC, was established in September 2001 in response to the increasing demand to integrate best of breed technologies in the interest of national security.



The FSG Team

            Brigadier General Richard W. Potter Jr. (USA Ret) - Director Government Sector

            After a distinguished thirty-five year career in the military, Brigadier General Richard Potter retired in 1994 from the post as Deputy Commanding General, United States Army Special Operations Command.

            Since 1995 he has provided independent consulting services specializing in high tech firms and companies within the defense industry, including Raytheon, Northrop Grumman,


            CONFIDENTIAL                PAGE 2 OF 9                    2/5/2003

            Jacobs-Sverdrup, ACS Defense, GrayHawk Systems, and Arete' Associates. Additionally, he serves as a consultant to the Assistant Secretary of Defense, Command Control Communications Computers Intelligence (ASDC4I), the United States Special Operations Command (USSOCOM), United States Army Special Operations Command (USASOC), as well as with the Department of the Army and other government agencies on special projects both domestically and abroad. From 1996-1998, General Potter served on the Defense Science Board.

            Richard Potter has been responsible for the procurement of over 500 million dollars in government contracts.

            Cary Fields - Director Financial and Capital Markets Sector

            A renowned financial advisor, Mr. Fields holdings and influence span the real estate, petro-chemical, pharmaceutical, technology and financial industries.

            Edward Lee Rapp - Director Marketing Operations

            Mr. Rapp's operational experience in advertising (Interpublic Group), marketing (Zentropy Partners), technology (Arc Studios International) and media (WeMedia Inc.), combined with his successful track record as a contractor for USSOCOM and INSCOM, provides Four Star Group a unique bridge between commercial and government marketing.

Gray Hawk Systems Inc. - Team Partner

            Our partnership with Gray Hawk Systems, Inc. provides experience as a US Government Contractor for DoD, the US Congress, and other Federal Agencies. Gray Hawk also has the ability to pair technology, products, and services with USG Requirements as well as the ability to furnish a Government Defense Security Service IS-Cleared facility and personnel. Gray Hawk gives our clients permanent Washington DC presence and representation.

     The Gray Hawk Teem

            Dr. Stephen W. Drew

            Dr. Drew, a Gray Hawk consultant for this effort, is an independent consultant to the pharmaceutical, biotechnology and investment banking industries and is a member of several scientific advisory boards to members of these industries. Dr. Drew teaches a biological product design course at Princeton University and was recently the Astra Zeneca Visiting Fellow at Cambridge University. He retired from Merck & Co., Inc. in 2000, where his responsibilities included vice presidential positions in the Merck Manufacturing Division
            (MMD) as the VP of Vaccine Science and Technology, the VP of Vaccine Operations, and the VP of Technical Operations & Engineering. Prior to joining MMD in 1987, he was the Senior Director of Biochemical Engineering in the Merck Research Laboratories (MRL), a department that Dr. Drew started in 1981. His current scientific and technical interests focus on biological product design, metabolic engineering to achieve novel chiral synthesis of pharmaceuticals, biological process validation and on the integration of engineering and the life sciences.

            Dr. Drew received Bachelor's and Master's degrees from the University of Illinois and his Ph.D. from MIT. He is a member of the National Academy of Engineering, where he is


            CONFIDENTIAL                PAGE 3 OF 9                    2/5/2003

            Chair of the Bioengineering Section. He is a member of several professional organizations serving interests in chemical engineering, chemistry and biology. He has held offices in the American Institute of Chemical Engineers, the American Chemical Society, the American Society for Microbiology, the Society for Industrial Microbiology, and is a Founding Fellow of the American Institute for Medical and Biological Engineering. He is the past chairman of the Advisory Committee to the Engineering Directorate of the National Science Foundation and has served the departments of chemical engineering at several universities as a member of their review committees.

            Thomas E. Mitchell - Vice President, Operations, Intelligence, and Security Division Gray Hawk Systems Inc.

            Mr. Mitchell is an accomplished business executive. A retired U.S. Army Colonel, Mr. Mitchell served in key leadership and management positions within the Special Operations Community. He currently manages a professional staff providing support to a variety of commercial and governmental organizations. Additionally, Mr. Mitchell lends his extensive experience as a serving member of a Homeland Defense Committee of the National Academy of Sciences.

            Mr. Mitchell has been responsible for the procurement and management of over 200 million dollars in government and commercial contracts.

            Edward F. Phillips- Division Deputy & Director, Gray hawk Systems
            Inc.

            Mr. Phillips is Director and Deputy to the Vice President of the Operations, Intelligence, and Security Division, responsible for business development and program management of division contracts.

            A former White House Staffer, Mr. Phillips served as an Intelligence analyst at the National Security Council and in the White House Situation Room during the Bush and Clinton Administrations. He was responsible for 8 portfolios ranging from international and domestic counter-narcotic and counter-terrorist operations to worldwide environmental issues, and was recognized as the best White House staff intelligence officer in the NSC by Brent Scowroft. Mr. Phillips holds a Master of Science degree in Management, and has been responsible for the procurement of over 100 million dollars of government contracts.




            CONFIDENTIAL                PAGE 4 OF 9                    2/5/2003

---------------------------------------------------------------------------
2 Scope Of Work
---------------------------------------------------------------------------

---------------------------------------------------------------------------
To be performed for SIGA Technologies, Inc.
---------------------------------------------------------------------------

1. GENERAL DESCRIPTION AND BACKGROUND

            This Statement of Work (SOW) ("Agreement") describes the tasks necessary to provide SIGA Technologies, Inc. with marketing representation as set forth below under Phase 1 and 2.

2. OBJECTIVE

            The objective of Phase 1 is to provide SIGA Technologies, Inc. ("SIGA") and Four Star Group the information necessary for designing a successful marketing plan and product list for the penetration (Phases 2) of Federal, State local and the Homeland Defense markets. This includes identifying near term contracts and grants in addition to providing the necessary data for an informed gap analysis between potential contracts and SIGA Technologies, Inc. products.

3. TASKS

      3.1.  Manning

            The Four Star Group shall, when funded, provide SIGA personnel with relevant subject matter expertise to carry out all tasks, in the areas of Federal, State and local Governments, and private sector as well as connectivity for Homeland Defense.

      3.2.  Phase 1 - Research, Assessment, Evaluation and Planning

            The Four Star Group shall act as the marketing and market research department for SIGA Technologies, Inc. during phase one Marketing Assessment. In that role, the Four Star Group may in its reasonable judgment and in keeping with the client's objectives provide the following services:

           3.2.1. Conduct interviews with the client's personnel, and key personnel in government agencies and potential private sector partners. Including, but not limited too, visits with SIGA personnel at their the labs
           3.2.2. Investigate and research the underlying science and development process including safety and efficacy.
           3.2.3. Investigate and analyze various registration strategies
           3.2.4. Identify and analyze the strengths and weaknesses of competitors vying for the same market space
           3.2.5. Evaluate the clients position in comparison to its
                  competition through its sources
                3.2.5.1. DoD
                3.2.5.2. FDA
                3.2.5.3. NIH
           3.2.6. Analyze product strategies, including short term market to bio defense, and their impact on both the marketplace and the client



            CONFIDENTIAL                PAGE 5 OF 9                    2/5/2003

           3.2.7. Investigate and analyze the potential customers, market or partners perception of the client
           3.2.8. Identify and reconcile the clients corporate goals
           3.2.9. Provide a "Gap Analysis" Between Clients present position and its marketing goals
          3.2.10. Help create a "Second Generation" product strategy for the public market
          3.2.11. Identify potential candidates for alliance or merger.
          3.2.12. Identify potential research development contracts leading toward desired product
          3.2.13. Produce marketplace information releases to prepare for market penetration


      3.3.  Phase 2 Marketing

            The Four Star Group shall act as the marketing and market research department for SIGA Technologies, Inc. during phase Two Marketing. In that role, the Four Star Group may in its reasonable judgment and in keeping with the client's objectives provide the following services:

           3.3.1. Respond to and align SWOT report
           3.3.2. Execute the approved strategic marketing plan
           3.3.3. Development of linked independent efforts directed to maximize medical importance impact on Bio defense
           3.3.4. Produce Investor-confidence information releases to raise capital market awareness
           3.3.5. Identify and endeavor to Capture relevant R&D contracts
           3.3.6. Aide in the Identification and courting of a Strategic Takeover Partner

      3.4.  Recommendation

           3.4.1. Four Star Group shall make recommendations to SIGA Technologies, Inc. or designated SIGA personnel regarding follow-on activities identified and/or evaluated during SOW execution.

      3.5.  Additional Tasks

           3.5.1. Four Star Group personnel may attend meetings, conferences, and discussions as required and as provided for in 5.0 Travel
           3.5.2. In addition, Four Star Group will provide SIGA a full time presence in the Washington DC area.

4. DELIVERABLES

      4.1.  At the end of Phase one FSG will provide the client with:

           4.1.1. A "SWOT" Report outlining Strengths, Weakness, Opportunities and Threats.
           4.1.2. A Strategic marketing action plan (allowing for the development of commercial product) to include Near, Mid, and Long term sub-plans

      4.2.  Interim Progress Reports

           4.2.1. At monthly intervals FSG will provide the client with an IPR outlining actions taken, tasks performed and a synopsis of findings.

            CONFIDENTIAL                PAGE 6 OF 9                    2/5/2003

      4.3.  Time Line

           4.3.1. The final reports for phase one are anticipated to be prepared within twelve to fourteen weeks after acceptance of this proposal by SIGA and receipt of funds by the Four Star Group.

      4.4.  Format

            The Four Star Group shall provide deliverables in Microsoft Word electronic format. The deliverables shall also be provided in hard copy.


5. TRAVEL REQUIREMENTS

      5.1. In support of this statement of work, Four Star Group will invoice SIGA for local travel within the NCA, at the approved government mileage rate. SIGA will fund approved travel outside the NCA. SIGA's project manager prior to travel execution will approve all travel requests. All invoices will be paid within thirty (30) days of dispatch or be subject to an APR of 18% and all costs and fees associated with collection of any unpaid invoice.


6. SIGA TECHNOLOGIES RESPONSIBILITIES

      6.1. SIGA will provide Four Star Group with all information necessary for Four Star's marketing evaluation. Information to be provided to Four Star Group will include, but is not limited to, complete product specifications, financial information, manufacturing and producibility data, information regarding prior sales, and information regarding key employees. SIGA will cooperate fully with requests for information from Four Star Group and, upon request, present detailed briefings regarding any and all aspects of SIGA's business model and business plans, to include future product development plans.


7. Terms

      7.1. The term of this agreement shall be twelve (12) months from the commencement of work

           7.1.1. SIGA may terminate this agreement with or without cause 6
                  (six) months after commencement, with 60 (sixty) Days prior written notice. (E.g. February 1st 2003 commencement written notice must be received by June 1st 2003)

           7.1.2. In the event of termination all contract and grant proposals already submitted will upon award, regardless of time, count towards the requirements for warrants laid out in 7.3.2 of this document.

      7.2. The cash retainer is two hundred forty nine thousand four hundred twenty USD ($249,420), plus all travel expenses as outlined in section 5.0 Travel Requirements. Payable to Executive Intelligence Network LLC. All work will commence upon the unconditional receipt of funds.

           7.2.1. Schedule of payments:

                  7.2.1.1. $35,000 (USD) Upon Signing of agreement.

                  7.2.1.2. $35,000 (USD) March 1st 2003

                  7.2.1.3. 12 equal Payments of $14,951.67 (USD) due on the
                           first of each month Commencing February 1, 2003

            CONFIDENTIAL                PAGE 7 OF 9                    2/5/2003

      7.3.  Four Star Group, in consideration of discounts given, will receive

           7.3.1. Upon award to SIGA contracts or grants with a cumulative value equal to $2,000,000 USD (two million) fully vested and unencumbered, four Hundred thousand (400,000) warrants for SIGA (NASDAQ) stock to be issued pro rata at time of award of contract or grant (1 warrant per $5 of contract or grant awarded) at a strike price of SIGA NASDAQ Closing price January 31st 2003 with an expiration of 36 months from time of issuance..

           7.3.2. Upon renewal of marketing agreement 12 months from commencement of this agreement fully vested and unencumbered, one hundred thousand (100,000) warrants for SIGA (NASDAQ) stock at a strike price of Fair Market Value at time of renewal and with an expiration of 36 months.

      7.4. The cost of printing and distribution of all public relations material shall be born solely by SIGA Technologies

      7.5. SIGA understands and agrees that the provision of any information to Four Star Group is solely for the purpose of an independent marketing evaluation, and does not guarantee that any future business opportunities, sales, or contracts will result from the work conducted by Four Star Group. SIGA will reimburse Four Star Group for all costs associated with due diligence and the development of a final report containing an analysis of the marketability of the products and services offered by SIGA.


8. MISCELLANEOUS

      8.1. SIGA Technology shall not, for a period of twenty four (24) months, directly or indirectly, solicit or encourage any employee, agent, or consultant of EIN, its partners (i.e. Gray Hawk) divisions (i.e. Four Star Group) to leave the "employ" of EIN for any reason, nor shall SIGA employ such employee in its, a competing or other business endeavor.

      8.2. The parties represent, warrant and acknowledge that they have carefully read this Agreement, they know and understand its contents, have consulted with an attorney of their choice, and have signed this Agreement of their own free will and have the authority to execute this document on behalf of their respective entities.

      8.3. All notices and communications provided for hereunder shall be in writing and shall be mailed return receipt, or faxed or hand delivered to the business address of the respective party, effective upon deposit.

      8.4. A party who sues under this Proposal shall pay all costs and reasonable attorney's fees if unsuccessful.

      8.5. Each party agrees to waives any judicial interpretation of this Agreement which would create a presumption against the other as a result of its being the drafter of any provision of this Agreement.

      8.6. The parties agree that all abbreviations, captions, numbering, headings and titles are for the convenience of the Parties and shall not effect the Agreement's judicial interpretation and further that all words and terms shall be given their English meaning as set forth in the latest edition of Webster's Unabridged International Dictionary.

      8.7. This Agreement shall be venued, construed and interpreted in accordance with the laws of the State of New York.



            CONFIDENTIAL                PAGE 8 OF 9                    2/5/2003

      8.8. This Agreement constitutes the entire agreement and understanding between the parties, and there are no other written or oral representations taken into consideration in this Agreement.


Accepted for SIGA Technologies,       Accepted for Four Star Group




/s/ Thomas N. Konatich                /s/ Edward Lee Rapp
----------------------                ----------------------------
Name                                  Edward Lee Rapp


_______________________               Director Marketing Operations
Title


_______________________               February 5, 2003
Date  2/5/03


[STAMP for Thomas N. Konatich
Vice President and
Chief Financial Officer]


CONFIDENTIAL                PAGE 9 OF 9                    2/5/2003